WORLD ACCEPTANCE CORPORATION
           TENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND AMENDMENT
            TO SECURITY AGREEMENTS AND SUBSIDIARY GUARANTY AGREEMENTS


Harris Trust and Savings Bank,           Principal Mutual Life Insurance Company
in its individual capacity as a Bank,    Des Moines, Iowa
as Agent, and as Security Trustee
Chicago, Illinois

The First National Bank of Chicago       Jefferson-Pilot Life Insurance Company
Chicago, Illinois                        Greensboro, North Carolina


Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of December 1, 1992, as amended, between the undersigned, World Acceptance Corporation, a South Carolina corporation, Harris Trust and Savings Bank, individually and as agent, and The First National Bank of Chicago (the "Revolving Credit Agreement"). Reference is also hereby made to that certain Security Agreement, Pledge and Indenture of Trust dated as of December 1, 1992, as amended, between World Acceptance Corporation, a South Carolina corporation, and Harris Trust and Savings Bank, as Security Trustee for the holders of the Notes referred to therein (the "Company Security Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Company Security Agreement.

     The Company and the Banks have agreed to amend the definitions of Borrowing Base and Eligible Finance Receivables set forth in the Revolving Credit Agreement, and the Noteholders, the Company and its Restricted Subsidiaries have agreed to amend certain provisions of the Company Security Agreement, the Subsidiary Security Agreements and the Subsidiary Guaranty Agreements, all under the terms and conditions set forth in this Tenth Amendment (the "Amendment").

1. AMENDMENTS TO REVOLVING CREDIT AGREEMENT.

     Upon the satisfaction of the conditions set forth in Section 3 below, the definitions of "Borrowing Base" and "Eligible Finance Receivables" appearing in
Section 5.1 of the Revolving Credit Agreement shall be and hereby are amended and restated in their entirety to read as follows:

     "Borrowing Base" means, as of any time it is to be determined, the sum of:

          (a) the product of 85% multiplied by the remainder of (x) the then outstanding unpaid amount of Eligible

     Finance Receivables, other than Eligible Finance Receivables consisting of instruments not in the possession of the Security Trustee minus (y) all unearned finance charges applicable to such Eligible Finance Receivables; plus

          (b) the lesser of (i) $15,000,000, (ii) 11.11% of the product determined in accordance with clause (a) above or (iii) the product of 50% multiplied by the remainder of (x) the then outstanding unpaid amount of Eligible Finance Receivables consisting of instruments not in the possession of the Security Trustee minus (y) all unearned finance charges applicable to such Eligible Finance Receivables.

     "Eligible Finance Receivables" means and includes each Finance Receivable of the Borrower or any Restricted Subsidiary that:

          (a) is the valid, binding and legally enforceable obligation of the debtor obligated thereon and such debtor is not (i) an Affiliate of the Borrower or of any Restricted Subsidiary, (ii) a shareholder, director, officer or employee of the Borrower or of any Restricted Subsidiary or of any Affiliate of the Borrower or any Restricted Subsidiary, (iii) the United States of America or any department, agency or instrumentality thereof unless the Borrower or such Restricted Subsidiary has complied with the Assignment of Claims Act to the satisfaction of the Agent, (iv) a debtor under any proceeding under the United States Bankruptcy Code or any other comparable bankruptcy or insolvency law applicable under the law of any other country or political subdivision thereof, or (v) an assignor for the benefit of creditors;

          (b) is assignable and not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Security Trustee (except that, until a Default or Event of Default has occurred and is continuing and thereafter until otherwise notified by the Security Trustee pursuant to Section 4.3(b) of the Company Security Agreement or the Subsidiary Security Agreements, as appropriate, the same shall not be required to be delivered to the Security Trustee if a legend shall have been placed thereon in accordance with Section 4.3(c) of the Company Security Agreement or the Subsidiary Security Agreements, as appropriate);

          (c) is subject to a perfected, first priority Lien pursuant to the Company Security Agreement or the Subsidiary Security Agreements, as appropriate, in favor of the Security Trustee for the benefit of the Banks (except that, in the case of instruments referred to in clause (b) above, the same need not be perfected until the Security Trustee requests delivery of the same in accordance with Section 4.3(b) of the Company Security Agreement or the Subsidiary Security Agreements, as appropriate), and is free and clear of any other Lien other than the lien in favor of the Note Purchasers and liens permitted under Sections 3.19(e) and 3.19(g) of the Company Security Agreement;

          (d) is net of any credit or allowance given by the Borrower or such Restricted Subsidiary to such account debtor;

          (e) is not subject to any offset, counterclaim or other defense with respect thereto;

          (f) is not owed by an account debtor who is obligated on accounts owed to the Borrower or such Restricted Subsidiary any portion of which is unpaid more than 60 days after the contractual due date (which must be issued in accordance with the Borrower's or such Restricted Subsidiary's business practices in effect as of the date hereof) unless the Agent has approved the continued eligibility thereof; and

          (g) is subject to loan and security documentation which complies in all respects with all applicable federal, state and local laws, rules and regulations.

2. AMENDMENTS TO SECURITY AGREEMENTS AND SUBSIDIARY GUARANTY AGREEMENTS.

     Upon the satisfaction of the conditions set forth in Section 3 below, the Company Security Agreement, each Subsidiary Security Agreement, and each Subsidiary Guaranty Agreement shall be amended as follows:

          (a) Section 8.2(i) of the Company Security Agreement and Section 7.2(i) or 8.2(i), as the case may be, of the relevant Subsidiary Security Agreement (containing terms substantially similar to Section 8.2(i) of the Company Security Agreement) shall each be amended and restated in its entirety to read as follows:

               "(i) Intentionally deleted."

          (b) The section entitled "Waivers and Consents by Noteholders; Supplemental Security Agreements with Noteholders' Consent" set forth in
     Section 9.2 of the Company Security Agreement and Section 8.2 or 9.2, as the case may be, of the relevant Subsidiary Security Agreement shall be amended and restated in its entirety to read as follows:


          "Waivers and Consents by Noteholders; Supplemental Security Agreements with Noteholders' Consent. Upon the waiver or consent of (x) the holders of more than 50% of the Aggregate Principal Amount of Outstanding Notes, computed solely by reference to the Senior Secured Notes, and of (y) the holders of more than 50%, of the Aggregate Principal Amount of Outstanding Notes, computed solely by reference to the Revolving Credit Notes, (a) the Company may take any action prohibited, or omit the taking of any action required, by any of the provisions of this Agreement or any indenture supplemental hereto, or (b) the Company and the Security Trustee may enter into an agreement or agreements supplemental hereto for the purpose of adding, changing or eliminating any provisions of this Agreement or of any agreement supplemental hereto or modifying in any manner the rights and obligations of the holders of the Notes and the Company; provided, however, that no such waiver or supplemental agreement shall (i) impair or affect the right of any holder to receive payments or prepayments of the principal of and payments of the interest and premium, if any, on its Note, as therein and herein provided, without the consent of such holder, (ii) permit the creation of any lien and security interest with respect to any of the Collateral, without the consent of the holders of all the Notes at the time outstanding, (iii) effect the deprivation of the holder of any Note of the benefit of the lien and security interest of this Agreement upon all or any part of the Collateral without the consent of such holder, (iv) reduce the aforesaid percentages of the aggregate principal amount of Notes, the holders of which are required to consent to any such waiver or supplemental indenture pursuant to this Section, without the consent of the holders of all of the Notes at the time outstanding (including, without limitation, any change to the definition of "Aggregate Principal Amount of the Outstanding Notes"), (v) modify the rights, duties or immunities of the Security Trustee without the consent of the holders of all of the Notes at the time outstanding, (vi) consent to the release or termination of any Subsidiary Guaranty Agreement without the consent of the holders of all of the Notes at the time outstanding or (vii) amend or modify the form of subordination provisions attached hereto without the consent of the holders of all of the Notes at the time outstanding."

     (b) The Noteholders, the Company and each Restricted Subsidiary hereby acknowledge and agree that the Revolving Credit Notes issued and outstanding under the Revolving Credit Agreement, as amended, currently in the aggregate principal amount of $75,000,000 constitute "Revolving Credit Notes" for all purposes of the Company Security Agreement, each Subsidiary Security Agreement, and each Subsidiary Guaranty Agreement, entitled to all the benefits and security provided for thereby or referred to therein, and the definition of "Revolving Credit Notes" set forth in the Company Security Agreement, each Subsidiary Security Agreement, and each Subsidiary Guaranty Agreement shall be deemed amended hereby to refer to such amount.

3. CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a)  The  Noteholders,   the  Company  and  each  existing  Restricted
     Subsidiary shall have executed and delivered this Amendment.

          (b) The Noteholders shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Noteholders, or their counsel, may reasonably request.

          (c) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Noteholders and their counsel.

4. REPRESENTATIONS.

     In order to induce the Noteholders to execute and deliver this Amendment, the Company hereby represents to the Noteholders that, except as set forth on
Schedule 1 hereto, as of the date hereof, each of the representations and warranties set forth in the Revolving Credit Agreement and each Note Agreement is and shall be and remain true and correct, in each such case after giving effect to this Amendment, and the Company is in compliance with all of the terms and conditions of the Revolving Credit Agreement and each Note Agreement and no Default or Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

5. MISCELLANEOUS.

     (a) The Company and its Restricted Subsidiaries set forth on the signature pages set forth below have heretofore executed and delivered to the Security Trustee for the benefit of the Noteholders the Company Security Agreement and the Subsidiary Security Agreements (collectively, the "Collateral Documents"); and the Company and each Restricted Subsidiary hereby agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents shall be and remain in full force and effect and that any rights and remedies of the Security Trustee thereunder, obligations of the Company or any Restricted Subsidiary thereunder, and any liens and security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     (b) The Revolving Credit Agreement, Company Security Agreement, Subsidiary Security Agreements and Subsidiary Guaranty Agreements shall continue in full force and effect in accordance with their original terms except to the extent amended hereby. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Revolving Credit Agreement, the Company Security Agreement, any Subsidiary Guaranty Agreement, or any Subsidiary
Security Agreement, or any communication issued or made pursuant to or with respect thereto, any reference in any of such items to the Revolving Credit Agreement, the Company Security Agreement, any Subsidiary Security Agreement, or any Subsidiary Guaranty Agreement being sufficient to refer to such agreements as amended hereby.

     (c) The Company agrees to pay on demand all costs and expenses of or incurred by the Noteholders in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Noteholders.

     (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     (e) By signing below, the Noteholders hereby request that the Security Trustee execute and deliver this Amendment pursuant to the terms of the Company Security Agreement and the relevant Subsidiary Security Agreements.

     Dated as of March 31, 1997.


                                        WORLD ACCEPTANCE CORPORATION


                                        By   /s/  A A McLean III
                                             -----------------------------
                                             Its Executive Vice President,
                                               Chief Financial Officer, and
                                               Assistant Secretary

     Accepted and agreed to as of the date and year last above written.

HARRIS TRUST AND SAVINGS BANK, in its           PRINCIPAL MUTUAL LIFE INSURANCE
  individual capacity as a Bank and as            COMPANY
  Agent

By  /s/ Jerome Crokin                             By /s/ James C. Fifield
   -----------------------                        ----------------------------
   Its Vice President                             Its [illegible]


                                                By /s/ Stephen G. Skrivanek
                                                  ----------------------------
                                                  Its Counsel






THE FIRST NATIONAL BANK OF CHICAGO              JEFFERSON-PILOT LIFE INSURANCE
                                                    COMPANY

By /s/ Craig Goldsmith                           By /s/ [illegible]
  -------------------------------                  ---------------------------
  Its AVP                                          Its [illegible]

     Acknowledged and agreed to as of the date and year last above written.


                                        HARRIS TRUST AND SAVINGS BANK,
                                          as Security Trustee

                                        By /s/ Robert D. Foltz
                                          ------------------------------
                                          Its Vice President

                           ACKNOWLEDGEMENT AND CONSENT

     The undersigned have each heretofore executed and delivered to the Security Trustee a Guaranty Agreement and a Security Agreement and Indenture of Trust or a Security Agreement, Pledge and Indenture of Trust, in each case in favor of the Security Trustee for the benefit of the Noteholders referred to therein. Each of the undersigned hereby acknowledges and agrees to the Amendment as set forth above (including, without limitation, Section 2 above) and confirms that its Subsidiary Guaranty Agreement and Subsidiary Security Agreement, and all of the obligations of the undersigned thereunder, remain in full force and effect.


                                   WORLD ACCEPTANCE CORPORATION OF
                                     ALABAMA

                                   By /s/ A A McLean III
                                      ------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary


                                   WORLD ACCEPTANCE CORPORATION OF
                                     MISSOURI

                                   By /s/ A A McLean III
                                      ------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary


                                   WORLD FINANCE CORPORATION OF GEORGIA

                                   By /s/ A A McLean III
                                      ------------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary

                                   WORLD FINANCE CORPORATION OF
                                     LOUISIANA

                                   By /s/ A A McLean III
                                      ------------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary


                                   WORLD ACCEPTANCE CORPORATION OF
                                     OKLAHOMA, INC.

                                   By /s/ A A McLean III
                                      ------------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary


                                   WORLD FINANCE CORPORATION OF SOUTH
                                     CAROLINA

                                   By /s/ A A McLean III
                                      ------------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary


                                   WORLD FINANCE CORPORATION OF
                                     TENNESSEE

                                   By /s/ A A McLean III
                                      ------------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary


                                   WORLD FINANCE CORPORATION OF TEXAS
                                   By /s/ Duane D. Moore
                                      ------------------------------------
                                   Its President

                                   WFC LIMITED PARTNERSHIP


                                   By WFC of South Carolina, Inc.,
                                   as sole general partner

                                   By /s/ A A McLean III
                                      ------------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary


                                   WFC OF SOUTH CAROLINA, INC.

                                   By /s/ A A McLean III
                                      ------------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary


                                   WORLD FINANCE CORPORATION OF ILLINOIS

                                   By /s/ A A McLean III
                                      ------------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary


                                   PERSONAL CREDIT PLAN, INC.

                                   By /s/ A A McLean III
                                      ------------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary


                                   WORLD FINANCE CORPORATION OF NEW
                                     MEXICO

                                   By /s/ A A McLean III
                                      ------------------------------------
                                   Its Executive Vice President,
                                       Chief Financial Officer, and Assistant
                                       Secretary

                                   SCHEDULE I

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES



     The Company and its Georgia subsidiary are named as co-defendants with 46 other finance companies, merchants, and insurance companies in purported class action, Jordan, et al. v. AVCO Financial Services, Inc., et al, (Case No. 96-CL-1557N, MDL No. 1130, U.S. District Court, Middle District of Alabama), that challenges the defendants' practices with respect to non-filing insurance. The action was filed on April 18, 1995, in U.S. District Court for the Middle District of Georgia, in Columbus, Georgia, and by order dated October 11, 1996 was consolidated for pre-trial proceedings before Judge U.W. Clemon of the U.S. District Court for the Middle District of Alabama by the Judicial Panel on Multidistrict Litigation. Non-filing insurance is a product that lenders can purchase as an alternative to filing a UCC-1 financing statement to perfect the lenders' security interest borrowers' collateral. Borrowers are charged a fee representing the amount of the non-filing insurance premium. In the Jordan action, the plaintiffs have alleged that non-filing insurance is not true, legitimate insurance and that non-filing fees charged to borrowers are not being disclosed properly under the federal Truth-in-Lending Act. The plaintiffs also have alleged violations of RICO and the federal antitrust laws. The plaintiffs originally asserted state law claims for breach of contract, conversion, and fraud, but subsequently dismissed those claims without prejudice. The plaintiffs seek damages, permanent injunctive relief, and attorneys' fees. If the Company's non-filing insurance practices are found to be unlawful, the Company could be required to refund non-filing insurance fees, pay other damages to the plaintiffs, and change its non-filing insurance practices going forward.

     World has denied that its non-filing insurance practices are unlawful and is defending the case vigorously. Discovery in the case is ongoing, and, pursuant to court order, will continue through March 1998. A hearing on the issue of class certification was held on January 23, 25 and 28; although Judge Clemon has not yet ruled on the plaintiffs' request to certify a national class (including borrowers who dealt with the defendants beginning in 1991), he has indicated that he expects to certify a nationwide class. Due to the complexity of the litigation, it is difficult to predict either the outcome or the potential damages that the Company would have to pay if an outcome were adverse.